Exhibit 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO MAKER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH AMONG THE PAYMENT AGENT, PAYEES, MAKER AND COMPASS BANK.

CONVERTIBLE SUBORDINATED NOTE

Houston, Texas

$1,787,330.00	June 16, 2004

FOR VALUE RECEIVED, WHITTIER ENERGY COMPANY, a Nevada corporation (“Maker”), promises to pay to the order of TEXAS INDEPENDENT EXPLORATION LIMITED, a Texas limited partnership, in its capacity as payment agent for each of the Payees (“Payment Agent”), at the address of Payment Agent specified in this note (or such other place as the Payment Agent may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of One Million Seven Hundred Eighty Seven Thousand Three Hundred and Thirty and No/100 Dollars ($1,787,330.00), together with interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid on this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

1.                                       Definitions.  As used in this note, the following terms shall have the respective meanings indicated:

(a)                                  “Business Day” means any day except (i) Saturday, (ii) Sunday or (iii) any day on which national banking institutions in Texas do not transact business.

(b)                                 “Ceiling Rate” means, on any day, the maximum nonusurious rate of interest permitted by applicable law, stated as a rate per annum.

(c)                                  “Closing” shall have the meaning set forth in Section 8 of the Letter Agreement.

(d)                                 “Common Stock” means the common stock, par value $0.001 per share, of Parent.

(e)                                  “Conversion Price” means $2.00 per share of Common Stock (subject to adjustment as provided herein).

(f)                                    “Current Market Price” means as of the date of calculation, the last reported sale price per share of Common Stock on the principal securities exchange or automated quotation system on which the Common Stock is then listed or admitted to trading or quoted, or, in case no such sale takes place on such day, the closing price on the first previous trading day on which a trade occurred as reported at http://finance.yahoo.com. If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted or reported, the Current Market Price shall be determined in good faith by the Company’s Board of Directors as expressed by a resolution of such board as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

(g)                                 “Debt” means the indebtedness (including any interest thereon) evidenced by this note.

(h)                                 “Letter Agreement” means that certain letter agreement of even date herewith between Maker and Payees.

(i)                                     “Maturity Date” means May 31, 2010, the maturity date of this note as the same may hereafter be accelerated pursuant to the provisions of this note.

(j)                                     “Parent” means Whittier Energy Corporation, a Nevada corporation and owner of all of the issued and outstanding capital stock of Maker.

(k)                                  “Payees” means, collectively, Texas Independent Exploration Limited, a Texas limited partnership; Gulfcoast Acquisitions Limited, a Texas limited partnership and successor by conversion of Gulfcoast Acquisition Corporation; and Frederick W. Zimmerman d/b/a Island Resources.

(l)                                     “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or any government, governmental agency or political subdivision thereof.

(m)                               “Stated Rate” means seven percent (7%) per annum.

2.                                       Computation of Interest.  Interest on the outstanding principal of this note shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed, unless such calculation would result in a rate greater than the highest rate permitted by applicable law, in which case interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be.

3.                                       Mandatory Payments of Principal and Interest.

(a)                                  Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable beginning on August 31, 2004, and continuing regularly on each November 30, February 28, May 31 thereafter until May 31, 2006, when the entire amount of principal and interest then remaining unpaid, shall be amortized over a 48-month period and shall be due and payable in equal monthly payments, payable on the last day of each and every calendar month, beginning June 30, 2006 and continuing regularly thereafter until the Maturity Date, when the entire amount hereof principal and interest then remaining unpaid, shall be then due and payable.

(b)                                 Subject to Section 7 below, to the extent that the full principal amount of this note is not converted or otherwise paid as set forth below, the remaining principal balance of this note shall be paid in full on the Maturity Date.

(c)                                  All payments hereon made pursuant to this Section 3 shall be applied first to accrued interest, the balance to principal.

(d)                                 If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this note.

4.                                       Subordination.

(a)                                  Notwithstanding anything to the contrary under this note, the provisions of this note, including but not limited to the payment provisions, are subject to and are subordinated as provided in that certain Subordination Agreement (the “Subordination Agreement”) of even date herewith among the Payment Agent, Payees, Maker and Compass Bank and its successors, assignees or participants, and such subordination provisions shall equally apply (without the necessity of further action or consent by Payment Agent or any Payee), to any debt of Maker incurred to replace, renew, repay or refinance Senior Debts (as defined in the Subordination Agreement).

(b)                                 Maker will deliver a copy to Payment Agent, within five (5) days after delivery to Compass Bank (or its successors or assigns), of each (i) Compliance Certificate, as defined in that certain Credit Agreement dated July 2, 2002, as amended (“Credit Agreement”) and (ii) Statement of Material Adverse Change in Condition as provided in Section 5.6 of the Credit Agreement.  In addition, Maker will deliver a copy to Payment Agent, within five (5) days after receipt from Compass Bank, of each (i) consent of Compass Bank consenting to Maker’s payment to Payment Agent of amounts owing under this Note pursuant to the Subordination Agreement and (ii) any notice of default under the Credit Agreement.

5.                                       Authority of Payment Agent.  Payment Agent shall have the full power and sole authority under this note, on behalf of Payees to: collect and receive for distribution to Payees all funds and Common Stock received, paid or issued on account of this note; exercise, enforce, waive, amend, or modify any and all rights, obligations or provisions of this note; execute and deliver on behalf of Payees any and all instruments, notices or other documents incident thereto, including without limitation, releases, termination statements, assignments and similar documents; and, generally, take or cause to be taken all other actions hereunder or with respect hereto as though Payment Agent were the sole Payee hereunder.  Maker and Parent shall be entitled to act in accordance with, and may rely exclusively, without inquiry of any Payee, on any documents, instruments, notices and directions received from the Payment Agent, and each Payee hereby releases Maker and Parent from any liability, claim, damage or expense arising from or relating thereto.

6.                                       Conversion.

(a)                                  Right to Convert.  The Payment Agent, on behalf of all Payees of this note, is entitled at any time before close of business on the Business Day immediately preceding the date this note is repaid in full, to convert the entire outstanding principal balance of this note or any portion of the principal balance of this note then outstanding that is an integral multiple of one quarter of the principal balance of this note, together with all accrued but unpaid interest thereon, into fully paid and nonassessable shares of Common Stock of the Parent at the Conversion Price by surrender of this note, duly endorsed or assigned to Maker or in blank, and also delivery of ten (10) days prior written notice of conversion to Maker at the principal executive offices of Maker.

In the event of conversion of this note in part, a new note (with identical terms) for the unconverted portion hereof will be issued in the name of the Payment Agent. The Maker shall thereafter deliver to the Payment Agent the fixed number of shares of Common Stock into which this note is convertible (together with cash in lieu of fractional shares of Common Stock as provided herein), and such delivery will be deemed to satisfy Maker’s obligation to repay the amounts so converted.  In any conversion, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the aggregate amount of principal and interest to be converted by (ii) the Conversion Price then in effect.  No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) Maker shall pay cash in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the Current Market Price per share on the day of conversion.

(b)                                 All shares of Common Stock that are issued upon the conversion of this note shall be duly and validly issued, fully paid and non-assessable.

(c)                                  Parent shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of all or a specified portion of the outstanding principal amount of this note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion.

(d)                                 Payee shall not have the right to vote, receive any dividend or other distribution with respect to or be considered the record holder of, for purposes of any such vote or dividend or distribution, any of the shares of Common Stock into which this note may be convertible prior to such conversion.

(e)                                  The Conversion Price shall be subject to adjustment from time to time as follows:

(1)                                  In case Parent shall pay or make a dividend or other distribution on any Common Stock of Parent payable in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.  For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(2)                                  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(3)                                  In case Parent shall distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which Parent is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of Parent or another issuer, securities of Parent or another issuer or other assets (excluding cash dividends in which holders of the note participate in the manner provided in Section 6(e)(4) and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 6) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by Parent) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one).  Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(4)                                  If the Parent declares and pays cash dividends on the Common Stock, then, in that event, the holders of the note shall be entitled to share in such dividends on a pro rata basis, as if the note had been converted into shares of Common Stock immediately prior to the record date for determining the stockholders of the Parent eligible to receive such dividends.

(f)                                    In case Parent (i) consolidates with or mergers into any other corporation and is not the continuing or surviving corporation of such consolidation of merger, or (ii) permits any other corporation to consolidate with or merge into Parent and Parent is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation, or (ii) effects a capital reorganization or reclassification of the capital stock of Parent in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash and/or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection, the Payment Agent, upon the conversion of this note at any time after the consummation of such consolidation, merger, reorganization or reclassification, shall be entitled to receive (at the aggregate Conversion Price in effect for all shares of Common Stock issuable upon such conversion immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such conversion prior to such consummation, the stock and other securities to which such holder would have been entitled upon such consummation if the Payment Agent had so converted this note immediately prior thereto.

7.                                       No Usury Intended; Spreading.  Notwithstanding any provision to the contrary contained in this note, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this note, accrued or paid from the date hereof, and (b) the aggregate of any other amounts accrued or paid pursuant to this note, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate.  In this connection, Maker, Payment Agent and Payees stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws.  In furtherance thereof, none of the terms of this note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate.  Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate.  If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.  All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.  The provisions of this Section 7 shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker, Payment Agent and/or Payees.

8.                                       Default.  The occurrence of any of the following events shall constitute default under this note (an “Event of Default”), whereupon Payment Agent may, at its option, but subject to the terms of the Subordination Agreement, on behalf of Payees, exercise any or all rights, powers and remedies expressly afforded under this note and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable:

(a)                                  any part of the Debt is not paid when due, whether by lapse of time or acceleration or otherwise, unless the default is fully cured within ten (10) Business Days after Payment Agent has given Maker written notice thereof;

(b)                                 Maker fails to perform, observe or comply with—or defaults under—any of the terms, covenants, conditions or provisions contained in this note unless the failure or default is fully cured within ten (10) Business Days after Payment Agent has given Maker written notice thereof;

(c)                                  Maker:  (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

(d)                                 in respect of Maker:  (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor’s arrangement of any such party; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any portion of the property of any such party and such petition seeking liquidation, reorganization or a creditor’s arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within sixty (60) days after its entry or levy.

(e)                                  Maker mergers, conveys, sells, transfers leases or assigns all or substantially all of its assets without the prior written consent of the Payment Agent, which shall not be unreasonably withheld.

9.                                       No Waiver by Payment Agent.  Payment Agent’s right to accelerate this note for any late payment or Maker’s failure to fulfill timely its other obligations hereunder shall not be waived or deemed waived by Payment Agent by the acceptance of a late payment or late payments in the past or Payment Agent otherwise not accelerating this note or exercising other remedies for Maker’s failure to perform timely its obligations hereunder.  Payment Agent shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to comply strictly with the terms and provisions of this note before accelerating this note and exercising its other remedies hereunder because of Maker’s failure to perform timely its obligations under this note.

10.                                 Costs and Attorneys’ Fees.  If Payment Agent retains an attorney in connection with any Event of Default or to collect, enforce or defend this note in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues Payment Agent or any holder in connection with this note and does not prevail, then Maker agrees to pay to Payment Agent or such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such person in trying to collect this note or in any such suit or proceeding, including reasonable attorneys’ fees as determined by the court.

11.                                 Waivers by Maker and Others.  Except to the extent, if any, that notice of Event of Default is expressly required herein, Maker waives notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consents that the time of payment hereof may be extended and re-extended from time to time without notice.  Maker agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

12.                                 Section Headings.  Section headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

13.                                 Venue; Choice of Law.  Maker, Parent, Payment Agent and each Payee hereby irrevocably agree that any legal proceeding in respect of this note shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the “Specified Courts”).  Maker, Parent, Payment Agent and each Payee hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts of the State of Texas.  Maker, Parent, Payment Agent and each Payee hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note brought in any Specified Court, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

14.                                 Transferability.  By accepting this note, Payment Agent and each Payee agrees that its interest in this note (i) may be transferred to a Person controlled by or under common control with the Payment Agent or such Payee without consent of Compass Bank, Maker or Parent and (ii) may be sold assigned or otherwise disposed of (each of (i) and (ii), a “Disposition”), whether voluntary, involuntary or by operation of law, subject, however to obtaining the prior written consent of Compass Bank, which consent shall not be unreasonably withheld.  The foregoing limitations on Dispositions will terminate upon the termination or expiration of the Subordination Agreement.  Any attempted Disposition of all or any portion of this note in violation of this Section 14 shall be, and is hereby declared, null and void ab initio.  Nothing herein shall prevent a Payee from pledging such Payee’s interest in this note to secure the payment of indebtedness.  However, the security interest held by each pledgee of this note shall be owned by such pledgee subject to the provisions of this note and such pledgee shall not sell, assign or otherwise dispose of this note unless all provisions of this note have been complied with in all respects, including, without limitation, the provisions of Section 14 hereof.  Neither this note nor Maker’s obligations hereunder may be assigned to any other person or entity without the prior written consent of Payee, which consent shall not be unreasonably withheld; provided, that if Payment Agent has exercised its acceleration rights under Section 7(a) of this note, then Maker shall not be permitted to assign this note.

15.                                 Successors and Assigns.  This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker, Payment Agent, each Payee and, for purposes of Section 6 only, Parent.

16.                                 Severability.  If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.  Each waiver in this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payment Agent or any Payee for having bargained for and obtained it.

17.                                 Prepayment.  Maker may at any time pay the full amount or any part of this note without the payment of any premium or fee, provided that Maker must provide written notice to Payment Agent at least thirty (30) days prior to the date of such prepayment.  All prepayments hereon shall be applied first to accrued interest and the balance to principal.

18.                                 Maker, Payment Agent and each Payee expressly agree, pursuant to Section 346.004 of the Texas Finance Code, that Chapter 346 shall not apply to this note or to any advance evidenced by this note and that this note and all such advances shall not be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

19.                                 Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered personally or sent by facsimile (with receipt confirmed), and two (2) Business Days after the date of mailing when sent by reputable overnight delivery service (receipt requested), in each case to the other parties at the following addresses and telecopier numbers (or to such other address or telecopier number as shall be communicated to the other parties by like notice): (i) if to Maker, to: Whittier Energy Company or Whittier Energy Corporation, 333 Clay Street, Suite 1100, Houston, Texas 77002, Facsimile: (713) 850-1879; and (ii) if to Payment Agent, to it at the address set forth beside its signature on the signature page to this note.

20.                                 Entire Agreement.  This note, together with the Subordination Agreement, embodies the entire agreement and understanding between Payment Agent, each Payee, Parent and Maker and other parties with respect to the subject matter hereof and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.  Maker, Parent, Payment Agent and each Payee acknowledge and agree that there is no oral agreement between or among them that has not been incorporated in this note.

21.                                 Investment Intent.  With respect to this note and the Common Stock, each of the Payment Agent and each Payee hereby represents and warrants to Parent that he, she or it:

(a)                                  is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”);

(b)                                 is in a financial position to hold the Common Stock for an indefinite period of time, is able to bear the economic risk of an investment in the Common Stock and can withstand a complete loss of its investment in the Common Stock;

(c)                                  is either alone or together with the assistance of such person’s own professional advisor or advisors, has the knowledge and experience in business and financial matters to read and interpret financial statements of and concerning Parent and Maker and to evaluate the merits and risk of an investment in this note and the Common Stock;

(d)                                 has obtained, to the extent necessary, professional advice with respect to the risks inherent in an investment in this note and the Common Stock and the suitability of an investment in this note and the Common Stock in light of such person’s financial condition and investment needs;

(e)                                  understands that an investment in this note and the Common Stock is highly speculative and nevertheless believes that an investment in this note and the Common Stock is suitable based upon such person’s investment objectives and financial needs; has adequate means for providing for such person’s current financial needs and contingencies; and has no need for liquidity of the investment represented by this note and the Common Stock;

(f)                                    has either attended or been given reasonable opportunity to attend meetings with representatives of Maker and Parent for the purpose of asking questions of, and receiving answers from, these representatives concerning Maker, Parent and an investment in this note and the Common Stock, and for the purpose of obtaining any additional information to the extent reasonably available that is necessary to verify the information provided; acknowledges that as of the date hereof, it does not desire any further information or data concerning Maker or Parent; acknowledges that Maker has never made any guarantee or warranty (i) as to the approximate or exact length of time that such person will, if it exercises its conversion rights hereunder, be required to remain an owner of the Common Stock (or any other securities of Maker or Parent), (ii) as to the type of consideration and/or profit or loss, if any, that will result from an investment in the Common Stock, or (iii) that any future expectations relating to Maker’s or Parent’s performance indicate in any way what Maker’s or Parent’s financial condition or results of operations will be in the future;

(g)                                 acknowledges that no person or entity other than Maker and Parent has been authorized to give any information or to make any representations on behalf of Maker or Parent in connection with this note, and if given or made, such information or representations have not been relied upon by such person as having been made or authorized by Maker or Parent;

(h)                                 acknowledges that it has been advised that:

THIS NOTE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INVESTMENT INFORMATION PROVIDED HEREIN.  ANY

REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE;

(i)                                     understands that (i) this note and the Common Stock (A) have not been and will not be registered under the Securities Act or any state securities laws, (B) will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act, which relate to private offerings, (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (D) may be required to be held indefinitely without any ability to transfer the same, and (ii) therefore the holder must bear the economic risk of such investment unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom; further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of such person expressed herein;

(j)                                     the foregoing representations and warranties and undertakings are made with the intent that they be relied upon by Maker and Parent in determining its suitability as an investor and each such person hereby agrees that such representations and warranties shall survive the delivery of this note;

(k)                                  agrees and covenants that it will reaffirm and renew all of the above representations and warranties in connection with its exercise of its conversion rights under Section 6 of this note.

22.                                 Guaranty.  Payment and performance of the Debt evidenced by this note is guaranteed by the Parent, as provided on the attachment hereto.

[Rest of Page Intentionally Left Blank. Signature Pages to Follow.]

IN WITNESS WHEREOF, the undersigned, by their respective duly authorized and acting executive officers, have executed this Convertible Subordinated Note as of the date first set forth above.

MAKER:

WHITTIER ENERGY CORPORATION

By:	/s/ Michael B. Young
Name:	Michael B. Young
Title:	Chief Financial Officer

PAYMENT AGENT:

TEXAS INDEPENDENT EXPLORATION LIMITED

By:	/s/ Frederick W. Zimmerman
Name:	Frederick W. Zimmerman
Title:	President
Address:

PAYEES:

TEXAS INDEPENDENT EXPLORATION LIMITED

By:	/s/ Frederick W. Zimmerman
Name:	Frederick W. Zimmerman
Title:	President

GULFCOAST ACQUISITIONS LIMITED

By:	/s/ Frederick W. Zimmerman
Name:	Frederick W. Zimmerman
Title:	President

FREDERICK W. ZIMMERMAN, d/b/a ISLAND RESOURCES

/s/ Frederick W. Zimmerman
Frederick W. Zimmerman

GUARANTY

The undersigned Whittier Energy Corporation agrees to the terms of the foregoing Convertible Subordinated Note and guarantees Maker’s payment and performance under the terms thereof.  Whittier Energy Corporation agrees to perform its obligations under paragraph 6 of the said note in the event conversion rights are exercised.

PARENT:

WHITTIER ENERGY CORPORATION

By:	/s/ Michael B. Young
Name:	Michael B. Young
Title:	Chief Financial Officer